UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	July 11, 2019

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Energy:
Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A,	SREPRA	NYSE
$100 liquidation preference

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B,	SREPRB	NYSE
$100 liquidation preference

Sempra Energy 5.75% Junior Subordinated Notes Due 2079,	SREA	NYSE
$25 par value

San Diego Gas & Electric Company:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company
Sempra Energy	[ ]
San Diego Gas & Electric Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sempra Energy	[ ]
San Diego Gas & Electric Company	[ ]

FORM 8-K
Item 8.01 Other Events.
Assembly Bill (“AB”) 1054 and the companion bill AB 111 (collectively, the “Wildfire Legislation”) were approved by the California Legislature on July 11, 2019. The Wildfire Legislation will be sent to Governor Newsom and he is expected to sign the Wildfire Legislation into law in the near future. The Wildfire Legislation will take effect immediately following the Governor’s signature. The Wildfire Legislation addresses certain important issues related to catastrophic wildfires in the State of California and their impact on investor-owned electric utilities (“IOUs”). Investor-owned gas distribution utilities such as Southern California Gas Company, a subsidiary of Sempra Energy, are not covered by this legislation. The issues addressed include cost recovery standards and requirements, wildfire mitigation, a wildfire recovery fund, a cap on liability, and the establishment of a wildfire safety board. There are two alternative wildfire recovery funds that may be selected by the IOUs and the availability of certain features of this legislation depends on which fund is selected. The summary of the Wildfire Legislation below is not complete and is subject to, and qualified in its entirety by, the Wildfire Legislation.
REQUIRED FEATURES OF THE WILDFIRE LEGISLATION
The Wildfire Legislation has a number of significant reforms relative to IOUs, including San Diego Gas and Electric Company (“SDG&E”), a subsidiary of Sempra Energy. Those material features include the following:

▪
Creation of a Wildfire Safety Division and its advisory board, initially within the California Public Utilities Commission (“CPUC”), to review and approve or deny the Wildfire Mitigation Plans (“WMPs”) of the IOUs.

▪
Creation of a Liquidity Fund administered by the state - The fund would provide liquidity to pay IOU wildfire-related claims, subject to review by the fund administrator, within 45 days of the fund administrator’s approval.

▪
$5 billion of capital investment by IOUs to support wildfire mitigation - The IOUs will (i) make these capital investments, which will be included in their WMPs, and (ii) recover their securitized financing costs without return on equity, with SDG&E’s share expected to be $215 million, or 4.3% of the $5 billion capital investment.

▪	Annual Safety Certification (“ASC”) - The IOUs, subject to meeting various requirements, will receive an ASC from the CPUC.

▪
Retained Insured Exposures - The IOUs will continue to procure reasonable amounts of insurance or amounts determined by the fund administrator. Only claims in excess of the greater of $1 billion or the amount of insurance coverage required by the fund administrator are eligible for coverage by the Wildfire Fund.

The Liquidity Fund will be initially capitalized by a loan of up to $10.5 billion from California’s Surplus Money Investment Fund (“SMIF”). The SMIF loan will be repaid with proceeds anticipated to be received from the issuance of new California Department of Water Resources’ (“DWR”) bonds. Reimbursement of the Liquidity Fund would be by ratepayers or IOU shareholders, depending on the outcome of a CPUC prudency review, which would be conducted under pre-existing standards pursuant to Section 451 of the California Public Utilities Code.
OPTIONAL FEATURES OF THE WILDFIRE LEGISLATION
The Wildfire Legislation also includes features that are available at the IOUs’ option. IOUs not subject to an insolvency proceeding, which are SDG&E and Southern California Edison Company (“Edison”), may collectively notify the CPUC of their commitment to provide shareholder contributions as described below. This option will not be available unless both SDG&E and Edison commit to participate. Subject to making this commitment and the initial shareholder contributions, the Liquidity Fund described above will be used to help fund the Wildfire Fund described below, the other required features described above will still apply, and the following additional material features become operative:

▪
Creation of a Wildfire Fund - The fund would be initially established using the SMIF loan described above, with a similar repayment arrangement using proceeds anticipated from the issuance of new DWR bonds. The Wildfire Fund would provide liquidity to the participating IOUs to pay wildfire-related claims, subject to review by the fund administrator.

▪
IOU Shareholder Liability Cap and Obligation to Reimburse - The Wildfire Fund provides clarified standards for the CPUC to apply in its prudency review, described below, in the event of wildfire losses. To the extent the IOU losses are found to be prudently incurred, the Wildfire Fund would absorb those losses. To the extent the IOU losses are found to be imprudently incurred, IOU shareholders would reimburse such losses to the Wildfire Fund, subject to a Liability Cap described below.

▪
Liability Cap - Subject to the IOU holding a valid ASC, a shareholder liability cap would limit the amount shareholders must pay for losses found to be imprudently incurred to 20% of the IOU’s Transmission and Distribution Equity Rate Base on a rolling three-year basis. These payments would be used to reimburse the Wildfire Fund.

▪
Prudency Standard of Review - The prudency standard of review would be modified to require that, when reviewing wildfire liability losses paid, the CPUC apply clear standards, similar to the Federal Energy Regulatory Commission standard, when determining the reasonableness of a utility’s conduct related to an ignition. Under this standard, an IOU’s conduct will also be deemed reasonable if a valid ASC is in place, unless a serious doubt is raised, in which case the utility must dispel it.

▪	Insurance Subrogation Claim Limit - The fund administrator will generally limit payments of subrogation claims to 40% of the claim value.

If Pacific Gas & Electric Company (“PG&E”), Edison and SDG&E participate in the fund, shareholder contributions would initially be $7.5 billion with additional annual contributions of $300 million a year over ten years for a total shareholder contribution of $10.5 billion. These shareholder contributions would be combined with the Liquidity Fund proceeds, for a total of $21 billion. PG&E’s participation in the fund is subject to specific conditions. If PG&E does not participate in the fund, the total amount in the fund would be materially less. SDG&E’s portion of the shareholder contribution, whether or not PG&E participates, is expected to be approximately $450 million, with approximately $325 million paid within 60 days after the Wildfire Legislation is signed into law.
The Liability Cap for SDG&E would be approximately $825 million based on its 2018 rate base and would adjust on a rolling three-year basis. The Liability Cap would apply so long as the fund has not been terminated, which could occur if funds are exhausted.
SDG&E is evaluating the alternative features available under the Wildfire Legislation, and anticipates a decision on whether to participate in the Wildfire Fund within 15 days following the effective date of the Wildfire Legislation, as required by such legislation.
Information Regarding Forward-Looking Statements
We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, vision, mission, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.
Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: the greater degree and prevalence of wildfires in California in recent years and the risk that we may be found liable for damages regardless of fault, such as where inverse condemnation applies, and risk that we may not be able to recover any such costs in rates from customers in California; actions and the timing of actions, including decisions, new regulations and issuances of authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, U.S. Environmental Protection Agency, Federal Energy Regulatory Commission, Pipeline and Hazardous Materials Safety Administration, states, cities and counties, and other regulatory and governmental bodies in the U.S.; the success of business development efforts and construction projects, including risks in (i) obtaining or maintaining authorizations; (ii) completing construction projects on schedule and budget; (iii) counterparties’ ability to fulfill contractual commitments; (iv) winning competitively bid infrastructure projects; and (v) the ability to realize anticipated benefits from any of these efforts once completed; the resolution of civil and criminal litigation and regulatory investigations and proceedings; actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements; delays in, or denial of, regulatory agency authorizations to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability; moves to reduce or eliminate reliance on natural gas; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; changes in capital markets, energy markets and economic conditions, including the availability of credit; and volatility in interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; the impact of federal or state tax reform and our ability to mitigate adverse impacts; the impact on competitive customer rates and reliability of electric transmission and distribution systems due to the growth in distributed and local power generation and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations; and other uncertainties, some of which may be difficult to predict and are beyond our control.
We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our most recent Annual Report on Form 10-K and other reports that we file with the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: July 11, 2019	By: /s/ Peter R. Wall
Peter R. Wall Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY,
(Registrant)

Date: July 11, 2019	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer